Exhibit 99.1

        Orion HealthCorp Completes Major Strategic Initiatives

               Company Enters New Phase of Growth Cycle

    ATLANTA--(BUSINESS WIRE)--Dec. 4, 2006--Orion HealthCorp, Inc. (AMEX: ONH) today announced that it had completed its previously announced acquisition of all of the issued and outstanding stock of two revenue cycle management companies located in Los Angeles, California, and Mobile, Alabama. In addition, the Company also announced the completion of its previously announced debt and equity private placement with Phoenix Life Insurance Company and with Brantley Partners IV, L.P., currently Orion's largest investor, resulting in gross proceeds to the Company of $8 million. These transactions had been contingent upon certain closing conditions, the latest of which was satisfied when shareholders approved all agenda items presented at the Company's special meeting on November 27, 2006. The Company also announced that it had entered into an agreement with Wells Fargo Foothill, Inc. for the provision of a new senior secured credit facility in the aggregate principal amount of $16.5 million, consisting of a $2 million revolving loan commitment, a $4.5 million term loan and a $10 million acquisition facility commitment available, subject to certain conditions, for future acquisitions.

    Orion acquired all of the issued and outstanding capital stock of Rand Medical Billing, Inc. Located in Simi Valley, California, Rand is a full service billing agency providing medical billing, exclusively for anatomic and clinical pathology practices. The Company also purchased all the issued and outstanding capital stock of On Line Payroll Services, Inc. and On Line Alternatives, Inc., collectively known as On Line and located in Mobile, Alabama. On Line Payroll Services provides payroll processing services to small businesses, a few of which are also customers of On Line Alternatives, Inc. On Line Alternatives, Inc. is an outsourcing company providing data entry, insurance filing, patient statements, payment posting, collection follow-up and patient refund processing to medical practices.

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "These acquisitions represent a major advance for Orion HealthCorp. Up until now, we have been hard at work positioning ourselves to execute our business plan. Initially, we restructured, consolidated and reduced costs, all of which were necessary to begin the growth phase of our company's development cycle. With the approval of our shareholders, we have now been able to raise the capital necessary to complete two strategic acquisitions that will substantially expand Orion's footprint and client base in the revenue cycle management industry."

    Mr. Bauer continued, "These are all truly milestone events for Orion HealthCorp. The capital now available to us through this financing will allow us to both implement current organic growth initiatives and to continue to evaluate strategic acquisitions. I would like to thank our shareholders for their support, our Board of Directors for their guidance and our employees for their dedication and commitment to our vision and mission. In addition, we are extremely enthusiastic about completing the transactions with our new associates in California and Alabama. We look forward to accelerating our collective internal growth and continuing to provide outstanding service to all of our clients."

    Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians resulting in improved profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies, including the impact and expense of any potential acquisitions and the ability to integrate acquired operations and to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             Chief Executive Officer
             or
             Stephen H. Murdock, 678-832-1800
             Chief Financial Officer
             www.orionhealthcorp.com